SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 9, 2003


                        General DataComm Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                            1-8086               06-0853856
 (State or Other Jurisdiction            (Commission          (IRS Employer
    of Incorporation)                    File Number)      Identification No.)


              Naugatuck, Connecticut                                 06770
     (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (203) 729-0271



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events

On June 9, 2003, General DataComm Industries, Inc. received an Arbitrator's Award providing that GDC was entitled to receive the entire proceeds of a $1.0 million letter of credit from Mayan Networks Corporation ('Mayan') that secured a $1.0 million note issued in favor of GDC by a former subsidiary of Mayan. Mayan had disputed the release of the letter of credit proceeds to GDC in order to pay the note claiming that Mayan was entitled to recoup damages against the note. The note and letter of credit were created in conjunction with the sale by GDC of its former subsidiary, Vital Network Services, LLC. Both GDC and Mayan had agreed to submit the dispute to binding arbitration proceedings to be conducted in California. The proceeds will be used to further reduce the outstanding secured debt of GDC and the amount, net of expenses, will be reported as a gain in the month of June 2003.









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




                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           General DataComm Industries, Inc.
                                                    (Registrant)


                                           By:  /S/ WILLIAM G. HENRY
                                                William G. Henry
                                                Vice President and
                                                Principal Financial Officer



Dated:  June 11, 2003















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